EXHIBIT 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report dated March 6, 2008, accompanying the consolidated financial statements included in the Annual Report of BKF Capital Group, Inc. on Form 10-K for the year ended December 31, 2007. We hereby consent to the incorporation by reference of said report in the Registration Statements of BKF Capital Group, Inc. on Forms S-8 (File Nos. 333-50132, effective November 17, 2000 and 333-75014, effective December 13, 2001).
/s/  Holtz Rubenstein Reminick LLP

Holtz Rubenstein Reminick LLP
New York, New York
March 6, 2008